Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Waccamaw Bankshares, Inc. on Form S-8 of our report dated March 27, 2008, which appears in their Annual Report on Form 10-K for the year ended December 31, 2007.

Galax, Virginia
March 31, 2009